Exhibit 4.11

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF JULY 18, 2007 AND THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF RED MILE ENTERTAINMENT, INC. THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO RED MILE ENTERTAINMENT, INC., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) INSIDE THE UNITED STATES, PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AFTER PROVIDING A LEGAL OPINION REASONABLY SATISFACTORY TO RED MILE ENTERTAINMENT, INC.

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED (THE “1933 SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND THE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A PERSON IN THE UNITED STATES OR A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE 1933 SECURITIES ACT) WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM AND THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT SATISFACTORY TO IT.

THIS AGREEMENT made as of the 18th day of July, 2007

BETWEEN:

RED MILE ENTERTAINMENT, INC., a corporation incorporated under the laws of the State of Delaware and having an office in the City of Sausalito, California (the “Corporation”)

- and -

●, (the “Warrantholder”)

WHEREAS the Corporation has agreed pursuant to an Agency Agreement made effective the 22nd day of June, 2007 between the Corporation and the Agent (the “Agency Agreement”) to grant the Agent and its nominees, warrants to purchase that number of Common Shares equal to the aggregate of 8% of the Common Shares sold by the Agent pursuant to the Offering and 8% of the Common Shares issuable pursuant to Convertible Promissory Notes issued by the Corporation to persons with accounts established with the Agent.

NOW THEREFORE in consideration of the premises, mutual covenants and agreements herein contained, this agreement witnesses and it is understood and agreed by and between the parties hereto as follows:

1.           Interpretation

All capitalized terms herein and not defined herein shall have the meaning given to such terms in the Agency Agreement.

2.           Grant of Agent's Warrants

Subject to the provisions hereinafter contained, the Corporation hereby grants to the Warrantholder an aggregate of ● share purchase warrants (the “Agent’s Warrants”), each Agent's Warrant entitling the Warrantholder to purchase ● Common Shares (the “Optioned Securities”).

3.           Exercise of Agent's Warrants

The Agent may exercise the Agent’s Warrants at any time on or before 4:30 p.m. Calgary time (the “Expiry Time”) on or before July 18, 2009 at an exercise price of US $3.00, subject to adjustment as set forth herein.

4.           Manner of Exercise

The Warrantholder may exercise the Agent's Warrants represented by this certificate in whole or in part, at any time and from time to time, on or prior to the Expiry Time, by notice in writing given by the Warrantholder to the Corporation at its address for notice set out in the Agency Agreement, specifying the number of Agent's Warrants to be exercised and accompanied by payment in cash or certified cheque for the purchase price of all of the Common Shares issuable by the Corporation, calculated in accordance with Articles 3 and 9 hereof.

5.           Certificates

Upon exercise of the Agent's Warrants, the Corporation shall cause the transfer agent and registrar of the Corporation to deliver to the Warrantholder, or as the Warrantholder may otherwise in writing direct in the notice of exercise of the Agent's Warrants, within seven (7) days following the receipt by the Corporation of payment in accordance with Article 4 hereof, certificates representing in the aggregate the number of Common Shares for which payment has been received by the Corporation.

6.           No Rights of Shareholder Until Exercise

The Warrantholder shall have no rights whatsoever as a shareholder (including any rights to receive dividends or other distributions to shareholders or to vote at a general meeting of shareholders of the Corporation, except as provided in Article 10 hereof) other than in respect to Common Shares in respect of which the Warrantholder shall have exercised its right to purchase hereunder and which the Warrantholder shall have actually taken up and paid for.

7.           Non-Transferable

The rights conferred upon the Warrantholder hereunder shall be non-transferable and non-tradable.

8.           No Fractional Common Shares

No fractional Optioned Securities will be issued on exercise of the Agent's Warrants.

9.           Adjustments in Event of Change in Common Shares

Definitions. For the purposes of this section 9, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below will have the respective meanings specified therefor in this subsection:

(a)           "Adjustment Period" means the period commencing on July 18, 2007 and ending at the Time of Expiry;

(b)           "Current Market Price" of the Common Shares at any date means the price per share equal to the weighted average price at which the Shares have traded on the Over-the-Counter Bulletin Board, on such other stock exchange as may be selected by the directors of the Corporation for such purpose, during the period of any twenty consecutive trading days ending not more than three trading days before such date; provided that the weighted average price will be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any stock exchange or traded in the over-the-counter market, then the Current Market Price will be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

(c)           "director" means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

(d)           "trading day" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

Adjustments.  The number of Common Shares which the holder shall be entitled to receive pursuant to the Warrants represented by this certificate (the "Share Rate") and the exercise price for such Common Shares (the "Exercise Price") shall be subject to adjustment from time to time in the events and in the manner provided as follows.

(1)           If at any time during the Adjustment Period the Corporation:

(a)	fixes a record date for the issue of, or issues, Common Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend;

(b)
fixes a record date for the distribution to, or makes a distribution to, the holders of all or substantially all of the Common Shares payable in Common Shares or securities exchangeable for or convertible into Shares;

(c)	subdivides the outstanding Common Shares into a greater number of Common Shares; or

(d)	consolidates the outstanding Common Shares into a lesser number of Common Shares;

(any of such events in subclauses 9(1)(a), (b), (c) and (d) above being herein called a "Common Share Reorganization"),

(i)
the Share Rate shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Share Rate in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

A.	the denominator of which will be the number of Common Shares outstanding on such record date or effective date before giving effect to such Common Share Reorganization; and

B.
the numerator of which will be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would be outstanding had such securities all been exchanged for or converted into Common Shares on such date); and

(ii)
the Exercise Price shall be concurrently adjusted by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction which shall be the reciprocal of the fraction used in the adjustment of the Share Rate in the paragraph above;

To the extent that any adjustment in the Share Rate or Exercise Price occurs pursuant to this clause as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, such Share Rate and Exercise Price will be readjusted immediately after the expiry of any relevant exchange or conversion right to the Share Rate and Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such right.

(2)
If at any time during the Adjustment Period the Corporation fixes a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Shares at an exchange or conversion price per share at the date of issue of such securities) of less than 85% of the Current Market Price of the Common Shares on such record date (any of such events being herein called a "Rights Offering"),

(a)	the Share Rate will be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Share Rate in effect on such record date by a fraction:

(i)	the denominator of which will be the aggregate of

A.	the number of Common Shares outstanding on the record date for the Rights Offering; and

B.	the quotient determined by dividing

a)
either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

b)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)
the numerator of which will be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted); and

(b)
the Exercise Price shall be concurrently adjusted by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction which shall be the reciprocal of the fraction used in the adjustment of the Share Rate in the paragraph above;

If by the terms of the rights, options, or warrants referred to in this clause, there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, will be calculated for purposes of the adjustment on the basis of the weighted average purchase, conversion or exchange price per Common Share, as the case may be.  Any Common Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such calculation.  To the extent that any adjustment in the Share Rate and Exercise Price occurs pursuant to this clause as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this clause, the Share Rate and Exercise Price will be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Share Rate which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such right.

(3)	If at any time during the Adjustment Period the Corporation fixes a record date for the issue or distribution to the holders of all or substantially all of the Common Shares of:

(a)	shares of the Corporation of any class other than Common Shares;

(b)
rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 85% of the Current Market Price of the Common Shares on such record date);

(c)	evidences of indebtedness of the Corporation; or

(d)	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"):

(i)
the Share Rate will be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Share Rate in effect on the record date for the Special Distribution by a fraction:

A.	the numerator of which will be the aggregate of

a)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

b)
the aggregate fair value, as determined by the directors of the Corporation, to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

B.
the denominator of which will be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date; and

(ii)
the Exercise Price shall be concurrently adjusted by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction which shall be the reciprocal of the fraction used in the adjustment of the Share Rate in the paragraph above;

Any Common Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of such calculation.  To the extent that any adjustment in the Share Rate occurs pursuant to this clause as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Shares or securities exchangeable for or convertible into Shares referred to in this clause, the Share Rate will be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Shares issued and remaining issuable immediately after such expiry, and will be further readjusted in such manner upon the expiry of any further such right.

(4)           If at any time during the Adjustment Period there occurs:

(a)
a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

(i)
a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate which results in a reclassification or redesignation of the Common Shares or a change or exchange of the Common Shares into other shares or securities; or

(ii)	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Warrantholder will be entitled to receive, and shall accept, upon exercise of the Agent's Warrants, in lieu of the number of Common Shares which the Warrantholder shall be entitled to receive pursuant to the Agent's Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares which the Warrantholder would have been entitled to receive pursuant to the Agent's Warrants represented by this certificate if exercised immediately prior to such Capital Reorganization.

If necessary, as a result of any Capital Reorganization, appropriate adjustments will be made in the application of the provisions of this certificate with respect to the rights and interest thereafter of the Holder to the end that the provisions of this certificate will thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Agent's Warrants.

Rules.  The following rules and procedures will be applicable to adjustments made pursuant to this Article 9.

(a)	Subject to the following provisions hereof, any adjustment made pursuant to Article 9 above will be made successively whenever an event referred to therein occurs.

(b)
No adjustment will be made in the Share Rate unless it would result in a change of at least three percent in the prevailing Share Rate; provided, however, that any adjustments which except for the provisions of this Article 9 would otherwise have been required to be made will be carried forward and taken into account in any subsequent adjustment.

(c)
If at any time during the Adjustment Period the Corporation will take any action affecting the Common Shares, other than an action or an event described above, which in the opinion of the directors would have a material adverse effect upon the rights of the Warrantholder under this certificate, the Exercise Price and/or the number of Common Shares purchasable hereunder will be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances.  Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares will be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(d)
No adjustment in the number or kind of securities purchasable on the exercise of the Agent's Warrant's will be made in respect of any event described herein if the Warrantholder is entitled to participate in such event on the same terms mutatis mutandis as if the Warrantholder had exercised the Agent's Warrants prior to or on the record date or effective date, as the case may be, of such event.

(e)
If the Corporation sets a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and will thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Share Rate will be required by reason of the setting of such record date.

(f)
If a dispute arises at any time with respect to any adjustment of the Exercise Price, Share Rate or the number of Common Shares purchasable hereunder, such dispute will be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act by such other firm of independent chartered accountants as may be selected by the directors of the Corporation.

Taking of Actions.  As a condition precedent to the taking of any action which would require an adjustment hereunder, the Corporation will take any action which may, in the opinion of the Corporation's legal counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Common Shares which the Warrantholder is entitled to receive.

Notice.  At least ten days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Warrantholder hereunder, including the Exercise Price and the number of Common Shares which are purchasable hereunder, the Corporation will deliver to the Warrantholder, at the Warrantholder's registered address, a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment.  In case any adjustment for which a notice has been given is not then determinable, the Corporation will promptly after such adjustment is determinable deliver to the Warrantholder, at the Warrantholders registered address, a certificate providing the calculation of such adjustment.  The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Common Shares will be open, and that the Corporation will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained herein, during such period.

10.           Intentionally Deleted

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11.           Reservation of Securities

The Corporation shall at all times, during the term of this Agreement, reserve and keep available a sufficient number of unissued Common Shares to satisfy the requirements hereof.

12.           Entire Agreement

This Agreement supersedes all other agreements, documents, writings and verbal understandings among the parties relating to the subject matter hereof and represents the entire agreement between the parties relating to the subject matter hereof.  This Agreement may be executed by facsimile in any number of counterparts all of which when taken together shall be deemed to be one and the same document and notwithstanding the actual date of execution of each counterpart, this Agreement shall be deemed to be dated as of the date first above written.

13           Enurement

Except as otherwise set forth herein, this Agreement shall be binding upon and enure to the benefit of the successors and assigns of the Agent and of the Corporation, respectively.

14.           Time

Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the Corporation has caused this warrant certificate to be executed by its duly authorized officer.

RED MILE ENTERTAINMENT, INC.

Per:  _______________________________

Ben  Zadik
Chief Financial Officer